Exhibit 10.12

AMENDMENT NUMBER FIVE AND WAIVER TO FIRST LIEN

LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER FIVE AND WAIVER TO FIRST LIEN LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of June 7, 2019, and is entered into by and among MALLARD INTERMEDIATE, INC., a Delaware corporation (“Intermediate Holdco”), MALLARD BUYER CORP., a Delaware corporation (“Borrower Agent”), each other Subsidiary of Intermediate Holdco from time to time party to the Loan Agreement referenced below (together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the Lenders (as defined below) party hereto, and BANK OF THE WEST (“Bank of the West”), as administrative agent for the Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Intermediate Holdco, Borrowers, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”), and the Agent are parties to that certain First Lien Loan and Security Agreement, dated as of October 14, 2016 (as amended from time to time, the “Loan Agreement”):

WHEREAS, Events of Default may have occurred pursuant to (i) Section 11.1(h) of the Loan Agreement as a result of loss of Collateral not covered by insurance exceeding $1,000,000, (ii) Section 8.6.2 of the Loan Agreement as a result of failure by the Borrowers to maintain an appropriate level of insurance and (iii) Section 9.1.17, solely during the period of time the Events of Default referred to in this paragraph were in existence and solely with respect to such Events of Default and (iv) any other Default or Event of Default that exists because of the continuance of the defaults described in clauses (i), (ii) and (iii) above (and which would not exist but for the continuance of such Defaults or Events of Default) (the foregoing Events of Default in clauses (i) through (iv) above are hereinafter collectively referred to as the “Designated Defaults”);

WHEREAS, the Borrowers and the Guarantors have requested that Agent and the Required Lenders signatory hereto waive the Designated Defaults on the terms set forth herein;

WHEREAS, the Borrowers have requested that Agent and the Required Lenders agree to certain amendments to the Loan Agreement as specified here;

WHEREAS, Agent and Required Lenders have agree to Borrowers request, subject to the terms of this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

1. DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.

2. WAIVER. Effective solely upon the satisfaction of each of the conditions precedent set forth in Section 5 below, Agent and the Required Lenders signatory hereto hereby waive the Designated Defaults. The waiver contained in this Section 2 is a limited waiver and (i) shall only be relied upon and used for the specific purpose set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (a) any Default or Event of Default or (b) any term or condition of the Loan Agreement and the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by the Agent or any Lender to anything other than the specific purpose set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.

3. AMENDMENT. Section 11.1(h) of the Loan Agreement is deleted in its entirety and is replaced with the following:

(h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance, fair market value, exceeds $10,000,000;

4. CONFIRMATION OF EBITDA ADD-BACK. Borrowers suffered a casualty loss of inventory and property, plant and equipment (the “Net Loss”): provided that such Net Loss is presently estimated by Borrowers to be approximately $4,000,000, but is subject to finalization but at no time shall be more than $10,000,000 for purposes of this paragraph. Agent, for itself and the Required Lenders, agrees that the Net Loss will qualify as an EBITDA add- back for the applicable periods pursuant to clause (a) (v) of the definition of EBITDA contained in Section 1.1 of the Loan Agreement. In the event Borrowers receive an insurance payment in connection with Net Loss, Borrowers agree that they will subtract the amount of such payment (to the extent included in determining Consolidated Net Income) from EBITDA during the applicable periods pursuant to clause (b) of the definition of EBITDA contained in Section 1.1 of the Loan Agreement.

5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent:

5.1. Agent shall have received counterparts to this Amendment, duly executed by the Agent, the Borrowers, Guarantors, the Lenders, as applicable.

5.2. The Agent shall have received such other documents as the Agent or the Required Lenders (through the Agent) may reasonably request.

6. REPRESENTATIONS AND WARRANTIES. Intermediate Holdco and each of the Borrowers hereby affirm to Agent and the Lenders:

6.1. After giving effect to the waiver set forth in Section 2, all of Borrowers’ representations and warranties set forth in the Loan Agreement are true and correct in all material respects (or all respects if already qualified by materiality) as of the date hereof (except for any representations and warranties that expressly relate to an earlier date).

6.2. No Default or Event of Default (other than the Designated Defaults) exists or would arise after giving effect to this Amendment.

7. LIMITED EFFECT; REAFFIRMATION. Except for the specific amendments contained in this Amendment, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Each Loan Party hereby ratifies the Loan Agreement and each of the Loan Documents to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations. Without limiting the generality of the foregoing, the Guarantor hereby acknowledges and agrees to the terms and conditions of this Amendment and acknowledges and reaffirms its obligations owing to Agent under the First Lien Continuing Guaranty (as amended, restated, supplemented or modified from time to time, the “Guaranty”), and agrees that the Guaranty is and shall remain in full force and effect with respect to the Obligations under the Loan Agreement and the other Loan Documents, as amended and supplemented by this Amendment.

8. GOVERNING LAW. This Amendment shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).

9. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

[Signatures are on the following pages]

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

INTERMEDIATE HOLDCO:

MALLARD INTERMEDIATE, INC.

By:	/s/ Alex Ryan
Name: Alex Ryan
Title: President and Chief Executive Officer

BORROWERS:

MALLARD BUYER CORP.
HERITAGE WINE, LLC
CANVASBACK WINE, LLC WATERFOWL WINE, LLC
HERITAGE VINEYARD, LLC DUCKHORN WINE COMPANY
KB WINES, CORPORATION
KB WINES’, LLC
DOMAINE, M.B., LLC
CHENOWETH GRAHAM LLC

By:	/s/ Alex Ryan
Name: Alex Ryan
Title: President and Chief Executive Officer

[Signature Page to Amendment Number Five to First Lien Loan and Security Agreement]

[Lender signature pages intentionally omitted]

[Signature Page to Amendment Number Five to First Lien Loan and Security Agreement]